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                                                                   EX-99.906CERT


                           SECTION 906 CERTIFICATIONS

Greg J. Stark, Principal Executive Officer and Chief Executive Officer; and Mark
E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of Russell Investment Funds, a Massachusetts Business Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2005 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


A signed original of this written statement required by Section 906 has been provided to Russell Investment Funds and will be retained by Russell Investment Funds and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer and           Principal Financial Officer,
Chief Executive Officer                   Principal Accounting
Russell Investment Funds                  Officer and Treasurer
                                          Russell Investment Funds


/s/ Greg J. Stark                         /s/ Mark E. Swanson
------------------------------------      --------------------------------------
Greg J. Stark                             Mark E. Swanson


Date: February 14, 2006                   Date: February 14, 2006